Exhibit 3.30

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:16 AM 01/05/2012
FILED 11:01 AM 01/05/2012
SRV 120013671 - 5091049 FILE

CERTIFICATE OF FORMATION

OF

CIFC INVESTMENT HOLDINGS LLC

FIRST:                                                      The name of the limited liability company is CIFC Investment Holdings LLC (the “Company”).

SECOND:                                       The address of the Company’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CIFC Investment Holdings LLC this 4 day of January, 2012.

CIFC INVESTMENT HOLDINGS LLC

/s/ Robert C. Milton III
Name: Robert C. Milton III
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:13 PM 09/30/2015
FILED 12:14 PM 09/30/2015
SR 20150322558 - File Number 5091049

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

of

CIFC Investment Holdings LLC

The undersigned, desiring to amend the Certificate of Formation of CIFC Investment Holdings LLC (the “Company”) pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST:                                                        The name of the Company is CIFC Investment Holdings LLC.

SECOND:                                         The Certificate of Formation of the Company (the “Certificate of Formation”) was filed with the Secretary of State of the State of Delaware on January 5, 2012.

THIRD:                                                   The Certificate of Formation shall be amended by deleting paragraph 1 in its entirety and substituting in lieu thereof a new paragraph I to read as follows.

“FIRST:                          The name of the limited liability company formed hereby is CIFC Holdings III LLC (the “Company”).”

FOURTH:                                        This amendment to the Certificate of Formation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State.

FIFTH:                                                       Except as expressly amended hereby, all other terms of the Certificate of Formation shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, as sole member of the Company has duly executed this Certificate of Amendment as of September 29, 2015.

CIFC Corp.

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel

[Signature Page to Certificate of Amendment to Certificate of Limited Partnership]